Exhibit 10.2
FORM OF
EMPLOYEE MATTERS AGREEMENT
by and between
SOLARWINDS CORPORATION
and
N-ABLE, INC.
Dated as of [●], 2021

FORM OF EMPLOYEE MATTERS AGREEMENT
This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [●], 2021, is entered into by and between SolarWinds Corporation, a Delaware corporation (“Parent”), and N-able, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“SpinCo”). “Party” or “Parties” means Parent or SpinCo, individually or collectively, as the case may be.
W I T N E S S E T H:
WHEREAS, Parent, acting through its direct and indirect Subsidiaries, currently conducts the Parent Retained Business and the SpinCo Business;
WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is appropriate, desirable and in the best interests of Parent and its stockholders to separate Parent into two separate, publicly traded companies, one for each of (i) the Parent Retained Business, which shall be owned and conducted, directly or indirectly, by Parent and its Subsidiaries (other than SpinCo and its Subsidiaries) and (ii) the SpinCo Business, which shall be owned and conducted, directly or indirectly, by SpinCo and its Subsidiaries, in the manner contemplated by the Separation and Distribution Agreement by and between the Parties, dated as of [●], 2021 (the “Separation Agreement”); and
WHEREAS, pursuant to the Separation Agreement, Parent and SpinCo have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee matters and employee compensation and benefit plans and programs between them and to address certain other employment-related matters.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 1.1    General.
(a)    Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as in the Separation Agreement.
(b)    As used in this Agreement, the following terms shall have the following meanings:
(1)    “Accrued Incentive Amount” shall mean, with respect to SpinCo Employees and SpinCo Independent Contractors, the amount accrued by Parent in respect of the SpinCo Employees and SpinCo Independent Contractors under any cash incentive compensation and sales commission programs applicable to the SpinCo Employees and SpinCo Independent Contractors and unpaid as of the date on which the employment or services of the SpinCo Employees or the SpinCo Independent Contractors is transferred to SpinCo.
(2)    “Agreement” shall have the meaning set forth in the Preamble.

(3)    “Automatic Transfer Employees” shall mean, with respect to SpinCo Employees, any SpinCo Employee, where local employment Laws, including the Transfer Regulations, provide for an automatic transfer of such employees to a member of the SpinCo Group by operation of Law upon the transfer of a business as a going concern and such business transfer occurs as a result of the transactions contemplated by the Separation Agreement; and shall mean, with respect to Parent Employees, any Parent Employee, where local employment Laws, including the Transfer Regulations, provide for an automatic transfer of such employees to a member of the Parent Group by operation of Law upon the transfer of a business as a going concern and such business transfer occurs as a result of the transactions contemplated by the Separation Agreement.
(4)    “Benefit Arrangement” shall mean each Benefit Plan and Benefit Policy.
(5)    “Benefit Plan” shall mean, with respect to an entity, each compensation or employee benefit plan, program, policy, agreement or other arrangement, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including any benefit plan, program, policy, agreement or arrangement providing cash- or equity-based compensation or incentives, health, medical, dental, vision, disability, accident or life insurance benefits, severance, retention, change in control, termination, deferred compensation, individual employment or consulting, retirement, pension or savings benefits, supplemental income, retiree benefit or other fringe benefit (whether or not taxable), that are sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or in which it participates), and excluding workers’ compensation plans, policies, programs and arrangements.
(6)    “Benefit Policy” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is a vacation pay or other paid or unpaid leave policy or practice sponsored or maintained by such entity (or to which such entity contributes or is required to contribute) or in which it participates.
(7)    “Board” shall have the meaning set forth in the Recitals.
(8)    “Collective Bargaining Agreements” shall mean all agreements with the Employee Representatives of SpinCo Employees, including all national or sector specific collective agreements which are applicable to SpinCo Employees, in each case in effect immediately prior to the date on which the applicable SpinCo Employees become employed by a member of the SpinCo Group, that set forth terms and conditions of employment of SpinCo Employees, and all modifications of, or amendments to, such agreements and any rules, procedures, awards or decisions of competent jurisdiction interpreting or applying such agreements.
(9)    “Delayed Transfer Date” shall mean, with respect to SpinCo Employees, the date on which it is determined by Parent that a Delayed Transfer SpinCo Employee is permitted to transfer to SpinCo; and shall mean, with respect to Parent Employees, the date on which it is determined by SpinCo that a Delayed Transfer Parent Employee is permitted to transfer to Parent.
(10)    “Delayed Transfer SpinCo Employee” shall mean any SpinCo Employee whose employment is not eligible to be transferred to a member of the SpinCo Group at or prior to the Effective Time as a result of (i) requirements under applicable Law, (ii) the SpinCo Employee being on a disability, workers’ compensation or similar leave, (iii) a delay in a transferring or obtaining a visa in order to work for a member of the SpinCo Group, or (iv) a delay in setting up SpinCo operations in a particular jurisdiction sufficient to employ such SpinCo Employee.
(11)    “Delayed Transfer Parent Employee” shall mean any Parent Employee whose employment is not eligible to be transferred to a member of the Parent Group at or prior to the Effective Time as a result of (i) requirements under applicable Law, (ii) the Parent Employee being on a disability, workers’ compensation or similar leave, (iii) a delay in a transferring or obtaining a visa in order to work for a member of the Parent Group, or (iv) a delay in setting up Parent operations in a particular jurisdiction sufficient to employ such Parent Employee.
(12)    “Employee Representative” shall mean, with respect to SpinCo Employees, any works council, employee representative, trade union, labor or management organization, group of employees or similar representative body for SpinCo Employees; and shall mean, with respect to Parent Employees, any works council, employee representative, trade union, labor or management organization, group of employees or similar representative body for Parent Employees.
(13)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
(14)    “Final Trading Day” shall mean the last Trading Session ending prior to the Effective Time.
(15)    “Former SpinCo Service Provider” shall mean (i) any individual who would qualify as a SpinCo Employee or SpinCo Independent Contractor, but whose employment or service with Parent or any of its Subsidiaries or controlled Affiliates terminated for any reason prior to the date on which such individual’s employment or service would otherwise have transferred to SpinCo pursuant to this Agreement and (ii) any former employee, independent contractor or consultant of Parent or any of its Subsidiaries or controlled Affiliates who was exclusively or primarily engaged in a SpinCo Former Business at the time either (x) such business was sold, conveyed, assigned, transferred or otherwise disposed of or divested (in whole or in part) to a Person that is not a member of the SpinCo Group or the Parent Group or (y) the operations, activities or production of which were discontinued, abandoned, completed or otherwise terminated (in whole or in part).

(16)    “Non-Automatic Transfer Employees” shall mean any SpinCo Employee or Parent Employee who is not an Automatic Transfer Employee.
(17)    “Non-U.S. Plans” shall have the meaning set forth in Section 3.3.
(18)    “Parent” shall have the meaning set forth in the Preamble.
(19)    “Parent Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the Parent Group (other than any SpinCo Benefit Arrangement) for the benefit of a SpinCo Employee.
(20)    “Parent Common Stock” shall mean the common stock of Parent, par value $0.001 per share.
(21)    “Parent Employee” shall mean each employee of Parent or any of its Subsidiaries or controlled Affiliates who does not qualify as a SpinCo Employee.
(22)    “Parent Employee Stock Purchase Plan” shall mean the Parent 2018 Employee Stock Purchase Plan.
(23)    “Parent Equity Awards” shall mean, collectively, Parent Options, Parent Performance-Based Restricted Stock Awards, Parent Time-Based Restricted Stock Awards and Parent Time-Based Restricted Stock Unit Awards.
(24)    “Parent Equity Award Holder” shall mean each current or former Parent Employee, contractor, advisor, director or consultant, who in each case, is not a Spinco Employee who was issued a Parent Equity Award (as applicable) prior to the Effective Time.
(25)    “Parent Independent Contractor” shall mean each independent contractor of Parent or any of its Subsidiaries or controlled Affiliates who does not qualify as a SpinCo Employee.
(26)    “Parent Option” shall mean an option to purchase shares of Parent Common Stock granted pursuant to one of the Parent Stock Plans.
(27)    “Parent Performance-Based Restricted Stock Award” shall mean an award granted by Parent pursuant to the Parent Stock Plans, as amended, that was denominated as “Restricted Stock” under the terms of such plan and the related award agreement and vests either partially or solely based on performance metrics, in each case, solely to the extent that such stock remains unvested at the Effective Time.
(28)    “Parent Ratio” shall mean the quotient obtained by dividing the Parent Stock Value by the Post-Separation Parent Stock Value.
(29)    “Parent Stock Plans” shall mean, collectively, (i) the Parent 2018 Equity Incentive Plan, as amended, and the Parent 2016 Equity Plan, as well as the restricted stock unit awards assumed in connection with acquisitions of VividCortex, Inc. and SAManage Ltd.

(30)    “Parent Stock Value” shall mean [●].
(31)    “Parent Time-Based Restricted Stock Award” shall mean an award granted by Parent pursuant to the Parent Stock Plans, as amended, that was denominated as “Restricted Stock” under the terms of such plan and the related award agreement and vests solely based on the continued employment or service of the recipient, in each case, solely to the extent that such stock remains unvested at the Effective Time.
(32)    “Parent Time-Based Restricted Stock Unit Award” shall mean an award granted by Parent pursuant to the Parent Stock Plans, as amended, that was denominated as a “Restricted Stock Unit Award” under the terms of such plan and the related award agreement and vests solely based on the continued employment or service of the recipient.
(33)    “Parent U.S. Savings Plans” shall mean the SolarWinds WorldWide 401(k) Plan and any other defined contribution retirement plan maintained by Parent or any of its controlled Affiliates (other than a member of the SpinCo Group) that is intended to be qualified under Section 401(a) of the Code.
(34)    “Parent Welfare Plans” shall mean the SolarWinds WorldWide Employee Benefits Plan and any other Welfare Plan that is sponsored and maintained by Parent or any member of the Parent Group.
(35)    “Party” and “Parties” shall have the meanings set forth in the Preamble.
(36)    “Post-Separation Parent Stock Value” shall mean [●].
(37)    “Separation Agreement” shall have the meaning set forth in the Recitals.
(38)    “SpinCo” shall have the meaning set forth in the Preamble.
(39)    “SpinCo Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to exclusively by one or more members of the SpinCo Group.
(40)    “SpinCo Common Stock” shall mean the common stock of SpinCo, par value $0.001 per share.
(41)    “SpinCo Employee” shall mean each individual who is employed by Parent or any of its Subsidiaries or controlled Affiliates as of the date on which Parent determines to transfer the employment of applicable individuals to SpinCo and who Parent determines as of such date is either (i) exclusively or primarily engaged in the SpinCo Business or (ii) necessary for the ongoing operation of the SpinCo Business following the Effective Time, in each case regardless of whether any such employee is actively at work or is not actively at work as a result of disability or illness, an approved leave of absence (including military leave with reemployment rights under federal Law and leave under the Family and Medical Leave Act of 1993), vacation, personal day or similar short- or long-term absence.

(42)    “SpinCo Equity Awards” shall mean, collectively, SpinCo Options and SpinCo Time-Based Restricted Stock Unit Awards.
(43)    “SpinCo ESPP” shall have the meaning set forth in Section 4.6.
(44)    “SpinCo Independent Contractor” shall mean each individual who is engaged as an independent contractor or consultant by Parent or any of its Subsidiaries or controlled Affiliates as of the date on which Parent determines to transfer, assign or novate the contracts of service of applicable individuals, as applicable, to SpinCo and who Parent determines as of such date is either (i) exclusively or primarily engaged in the SpinCo Business or (ii) necessary for the ongoing operation of the SpinCo Business following the Effective Time.
(45)    “SpinCo Option” shall have the meaning set forth in Section 4.1(b)(1).
(46)    “SpinCo Ratio” shall mean the quotient obtained by dividing Parent Stock Value by the SpinCo Stock Value.
(47)    “SpinCo Restricted Stock” shall have the meaning set for in Section 4.3(a).
(48)    “SpinCo Stock Plan” shall have the meaning set forth in Section 4.5.
(49)    “SpinCo Stock Value” shall mean [●].
(50)    “SpinCo Time-Based Restricted Stock Unit Award” shall have the meaning set forth in Section 4.2(b).
(51)    “SpinCo U.S. Savings Plans” shall have the meaning set forth in Section 3.2(a).
(52)    “SpinCo Welfare Plans” shall mean any Welfare Plan maintained by SpinCo or any member of the SpinCo Group.
(53)    “Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the NYSE and ending with the determination of the closing price on the NYSE, in which trading in Parent Common Stock or SpinCo Common Stock (as applicable) is permitted on the NYSE.
(54)    “Transfer Regulations” shall mean (i) all Laws of any EU Member State implementing the EU Council Directive 2001/23/EC of 12 March 2001 on the approximation of the Laws of the Member States relating to the safeguarding of employees’ rights in the event of transfers of undertakings, businesses or parts of undertakings or businesses (the “Acquired Rights Directive”) and legislation and regulations of any EU Member State implementing such Acquired Rights Directive, and (ii) any similar Laws in any jurisdiction providing for an automatic transfer, by operation of Law, of employment in the event of a transfer of business.
(55)    “Welfare Plan” shall mean, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision and mental health and substance use disorder), disability benefits, or life, accidental death and disability, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or adoption assistance programs or cashable credits.
Section 1.2    References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Reference in this Agreement to any time shall be to New York City, New York time unless otherwise expressly provided herein. Unless the context requires otherwise, references in this Agreement to “Parent” shall also be deemed to refer to the applicable member of the Parent Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by Parent or SpinCo shall be deemed to require Parent or SpinCo, as the case may be, to cause the applicable members of the Parent Group or the SpinCo Group, respectively, to take, or refrain from taking, any such action. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.
ARTICLE II
GENERAL PRINCIPLES
Section 2.1    Nature of Liabilities. All Liabilities assumed or retained by a member of the Parent Group under this Agreement shall be Parent Retained Liabilities for purposes of the Separation Agreement. All Liabilities assumed or retained by a member of the SpinCo Group under this Agreement shall be SpinCo Liabilities for purposes of the Separation Agreement.
Section 2.2    Transfers of Employees and Independent Contractors Generally.
(a)    Subject to the requirements of applicable Law, through and until immediately before the Effective Time, Parent shall use its reasonable best efforts to (i) cause the employment of any SpinCo Employee and the contract of services of any SpinCo Independent Contractor to be transferred to a member of the SpinCo Group and (ii) cause the (a) employment of any individual who is employed by a member of the SpinCo Group but does not qualify as a SpinCo Employee and (b) the contract of services between any independent contractor or consultant that does not qualify as a SpinCo Independent Contractor and a member of the SpinCo Group to be transferred to a member of the Parent Group.
(b)    Parent shall use its reasonable best efforts to (i) cause each Automatic Transfer Employee who is a SpinCo Employee to be employed by a member of the SpinCo Group no later than the Effective Time in accordance with applicable Law, or as of the applicable Delayed Transfer Date, if applicable, and SpinCo agrees to take all actions reasonably necessary to cause such Automatic Transfer Employees to be so employed, and (ii) cause each Automatic Transfer Employee who is a Parent Employee to be employed by a member of the Parent Group no later than the Effective Time in accordance with applicable Law, or as of the applicable Delayed Transfer Date, if applicable. SpinCo shall make a qualifying offer of employment in accordance with Section 2.4 to each Non-Automatic Transfer Employee who is a SpinCo Employee prior to the Effective Time to become employed by a member of the SpinCo Group effective as of no later than the Effective Time, or as of the applicable Delayed Transfer Date, if applicable; provided that if SpinCo fails to make such qualifying offer of employment to such Non-Automatic Transfer Employee and such Non-Automatic Transfer does not become employed by SpinCo and is terminated by Parent as a result, then SpinCo shall reimburse Parent in accordance with Section 2.3(c) for any severance or other termination costs incurred by Parent in connection with such termination of employment. Parent shall make a qualifying offer of employment in accordance with Section 2.4 to each Non-Automatic Transfer Employee who is a Parent Employee prior to the Effective Time to become employed by a member of the Parent Group effective as of no later than the Effective Time, or as of the applicable Delayed Transfer Date, if applicable; provided that if Parent fails to make such qualifying offer of employment to a Non-Automatic Transfer Employee and such Non-Automatic Transfer does not become employed by Parent and is terminated as a result, any liability arising from such termination shall remain with the Parent Group.
(c)    The Parent Group and SpinCo Group agree to execute, and to seek to have the applicable SpinCo Employees and Parent Employees execute, such documentation, if any, as may be necessary to reflect the transfer of employment described in this Section 2.2.
Section 2.3    Assumption and Retention of Liabilities Generally.
(a)    Except as pursuant to this Agreement, in connection with the Internal Reorganization and the Contribution, or, if applicable, from and after the Effective Time, Parent shall, or shall cause one or more members of the Parent Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities under all Parent Benefit Arrangements, whenever incurred; (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all Parent Employees and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred; and (iii) all other Liabilities or obligations expressly assigned to or assumed by a member of the Parent Group under this Agreement.

(b)    Except as pursuant to this Agreement, in connection with the Internal Reorganization and the Contribution, or, if applicable, from and after the Effective Time, SpinCo shall, or shall cause one or more members of the SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities under all SpinCo Benefit Arrangements, whenever incurred; (ii) all Liabilities with respect to the employment, service, termination of employment or termination of service of all SpinCo Employees, Former SpinCo Service Providers and SpinCo Independent Contractors and their respective dependents and beneficiaries (and any alternate payees in respect thereof), whenever incurred; and (iii) all other Liabilities or obligations expressly assigned to or assumed by a member of the SpinCo Group under this Agreement.
(c)    The Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Party requesting reimbursement or such Party’s Group that are, or that have been made pursuant to this Agreement, the responsibility of the other Party or any of its Group.
(d)    Notwithstanding anything set forth in this Agreement to the contrary, to the extent that any provision of this Agreement would require any member of the SpinCo Group or the Parent Group to assume any Liability or otherwise perform any obligation in respect of a Delayed Transfer Employee that will be transferred to an entity in their respective group, such assumption or performance shall not occur or otherwise become effective until the Delayed Transfer Date applicable to such Delayed Transfer Employee.
Section 2.4    Treatment of Compensation and Benefit Arrangements; Terms of Employment. Except as otherwise (i) required by a Collective Bargaining Agreement; (ii) required by the Transfer Regulations or applicable Law, or (iii) expressly provided for in this Agreement, for a period of twelve (12) months following the Effective Time (or if shorter, during the period of employment), SpinCo shall, or shall cause a member of the SpinCo Group to provide or cause to be provided to each SpinCo Employee (A) a base salary or hourly wage rate, as applicable, that is at least equal to the base salary or hourly wage rate provided to such SpinCo Employee immediately prior to the Effective Time, (B) subject to Section 5.1, a cash incentive or sales commission opportunity no less favorable than the cash incentive or sales commission opportunity in effect for such SpinCo Employee, if any, immediately prior to the Effective Time, and (C) health, welfare and retirement benefits that are substantially similar to those provided to such SpinCo Employee immediately prior to the Effective Time (without regard to any defined benefit pension plan benefits for SpinCo Employees based in the United States). Notwithstanding the foregoing and except as otherwise set forth in Article IV, nothing contained in this Agreement shall require SpinCo to make any grants of equity awards relating to shares of SpinCo Common Stock to SpinCo Employees following the Effective Time.
Section 2.5    Participation in Parent Benefit Arrangements. Effective no later than the Effective Time, (i) SpinCo and each member of the SpinCo Group, to the extent applicable, shall cease to be a participating company in any Parent Benefit Arrangement and (ii) each SpinCo Employee shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any Parent Benefit Arrangement, (except to the extent of previously accrued obligations that remain a Liability of any member of the Parent Group, pursuant to this Agreement).
Section 2.6    Service Recognition.
(a)    Effective no later than the Effective Time, and in addition to any applicable obligations under the Transfer Regulations or other applicable Law, SpinCo shall, and shall cause each member of the SpinCo Group to, give each SpinCo Employee full credit for purposes of eligibility, vesting, and determination of level of benefits under any SpinCo Benefit Arrangement for such SpinCo Employee’s prior service with any member of the Parent Group or SpinCo Group or any predecessor thereto, to the same extent such service was recognized by the applicable Parent Benefit Arrangement; provided, that, such service shall not be recognized to the extent it would result in the duplication of benefits.
(b)    Except to the extent prohibited by applicable Law, on or as soon as administratively practicable after the Effective Time, (i) SpinCo shall waive or cause to be waived all limitations as to preexisting conditions or waiting periods with respect to participation and coverage requirements applicable to each SpinCo Employee under any SpinCo Welfare Plan in which SpinCo Employees participate (or are eligible to participate) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous Parent Welfare Plan, and (ii) SpinCo shall provide or cause each SpinCo Employee to be provided with credit for any co-payments, deductibles or other out-of-pocket amounts paid during the plan year in which the SpinCo Employees become eligible to participate in the SpinCo Welfare Plans in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under any such plans for such plan year.
Section 2.7    Collective Bargaining Agreements.
(a)    Notwithstanding anything in this Agreement to the contrary, Parent and SpinCo shall, to the extent required by applicable Law, take or cause to be taken all actions that are necessary (if any) for Parent or a member of the Parent Group and SpinCo or a member of the SpinCo Group to continue to maintain or to assume and honor any Collective Bargaining Agreements and any pre-existing collective bargaining relationships (in each case including obligations that arise in respect of the period both before and after the date of employment by the SpinCo Group) in respect of any Parent Employees or SpinCo Employees, respectively, and any Employee Representatives.
(b)    Effective no later than the Effective Time, SpinCo shall, or shall cause a member of the SpinCo Group to, continue to maintain or to assume and honor, to the extent required by applicable Law, all Collective Bargaining Agreements and pre-existing collective bargaining relationships (in each case including obligations that arise in respect of the period both before and after the date of a SpinCo Employee’s employment by the SpinCo Group) that are applicable to any SpinCo Employee.

(c)    Nothing in this Agreement is intended to alter the provisions of any Collective Bargaining Agreement or modify in any way the obligations of the Parent Group or the SpinCo Group to any Employee Representative or any other person as described in such agreement.
Section 2.8    Information and Consultation. The Parties shall comply with all requirements and obligations to inform, consult or otherwise notify any SpinCo Employees, Parent Employees or Employee Representatives, as applicable, in relation to the transactions contemplated by this Agreement and the Separation Agreement, whether required pursuant to any Collective Bargaining Agreement, the Transfer Regulations or other applicable Law.
Section 2.9    WARN. Notwithstanding anything set forth in this Agreement to the contrary, none of the transactions contemplated by or undertaken by this Agreement is intended to and shall not constitute or give rise to an “employment loss” or employment separation within the meaning of the federal Worker Adjustment and Retraining Notification (WARN) Act of 1988, or any other foreign, federal, state, or local law or legal requirement addressing mass employment separations.
Section 2.10    Non-U.S. Jurisdictions. Except as expressly set forth herein, the provisions of this Agreement shall apply in respect of all jurisdictions wherever situated; provided, however, that to the extent of any Ancillary Agreement or any exhibit or appendix attached hereto or thereto, the terms of such Ancillary Agreement, exhibit or appendix shall govern in respect of matters relating to employees employed in the applicable jurisdiction. Parent shall have the authority to (i) adjust the treatment described in this Agreement (including any appendix attached hereto) or an Ancillary Agreement with respect to SpinCo Employees who are located outside of the United States in order to address different plans or benefits not addressed herein or to address applicable plans and benefits in a manner appropriate to the jurisdiction, (ii) ensure compliance with the applicable laws or regulations of countries outside of the United States, and (iii) preserve the tax benefits provided under local tax law or regulation prior to the Effective Time.
ARTICLE III
CERTAIN BENEFIT PLAN PROVISIONS
Section 3.1    Health and Welfare Benefit Plans.
(a)    (i) Effective no later than the Effective Time, the participation of each SpinCo Employee who is a participant in a Parent Welfare Plan shall automatically cease and (ii) SpinCo shall or shall cause a member of the SpinCo Group to have in effect, no later than the earlier of the date of cessation described in subsection (i) above or the Business Day immediately prior to the Effective Time, SpinCo Welfare Plans providing health and welfare benefits for the benefit of each SpinCo Employee with terms that are substantially similar to those provided to the applicable SpinCo Employee immediately prior to the date on which such SpinCo Welfare Plans become effective.

Section 3.2    U.S. Savings Plans.
(a)    (i) Effective no later than the Effective Time, Parent shall cause a member of the SpinCo Group to have in effect one or more defined contribution savings plans and related trusts that satisfy the requirements of Sections 401(a) and 401(k) of the Code in which each SpinCo Employee who participated in a Parent U.S. Savings Plan immediately prior thereto shall be eligible to participate (the “SpinCo U.S. Savings Plans”), with terms that are substantially similar to those provided by the applicable Parent U.S. Savings Plan immediately prior to the date on which such SpinCo U.S. Savings Plans become effective (other than the ability to make additional investments in an investment fund invested primarily in Parent Common Stock), (ii) the participation of each SpinCo Employee who is a participant in a Parent U.S. Savings Plan shall automatically cease effective upon the date on which the SpinCo U.S. Savings Plans become effective, (iii) as soon as practicable after the SpinCo U.S. Savings become effective, Parent shall cause the accounts (including any outstanding participant loan balances) in the Parent U.S. Savings Plans attributable to SpinCo Employees and all of the Assets in the Parent U.S. Savings Plans related thereto to be transferred in-kind to the applicable SpinCo U.S. Savings Plan and (iv) effective as of the Effective Time, the SpinCo U.S. Savings Plans (including all applicable accounts and underlying Assets) shall be transferred to SpinCo and SpinCo shall thereafter fully pay, perform and discharge, all obligations thereunder.
(b)    Parent shall retain all accounts and all Assets and Liabilities relating to the Parent U.S. Savings Plans in respect of each Former SpinCo Service Provider; provided that if any SpinCo Employee whose account balance is transferred from the Parent U.S. Savings Plans to the applicable SpinCo U.S. Savings Plan as set forth in Section 3.2(a) thereafter terminates employment prior to the Effective Time, such individual’s account balance shall nonetheless continue to be held in, and subject to the terms and conditions of, the applicable SpinCo U.S. Savings Plan.
Section 3.3    Non-U.S. Plans. Notwithstanding any provision of this Agreement to the contrary other than as set forth in Section 3.3 or Section 3.5, the treatment of each Parent Benefit Arrangement and SpinCo Benefit Arrangement that is maintained primarily in respect of individuals who are located outside of the United States (together, the “Non-U.S. Plans”) shall be subject to the terms and conditions set forth in the applicable Conveyancing and Assumption Instrument; provided that if the treatment of any such Non-U.S. Plan is not specifically covered by such Conveyancing and Assumption Instrument, then unless otherwise agreed by the Parties, (i) SpinCo shall fully perform, pay and discharge all obligations of the Non-U.S. Plans relating to SpinCo Employees, SpinCo Independent Contractors and Former SpinCo Service Providers, whenever incurred, (ii) Parent shall fully perform, pay and discharge all obligations of the Non-U.S. Plans relating to Parent Employees, whenever incurred, and (iii) the Parties shall agree on the extent to which any Assets held in respect of such Non-U.S. Plans shall be transferred to SpinCo.
Section 3.4    Treatment of Certain Plans. Notwithstanding anything in this Agreement or any Conveyancing and Assumption Instrument to the contrary, with respect to any Parent Benefit Arrangement or SpinCo Benefit Arrangement that covers primarily SpinCo Employees and

Former SpinCo Service Providers, (i) effective no later than the Effective Time, SpinCo shall become solely liable to fully perform, pay and discharge all obligations of such arrangements, whenever incurred, and (ii) Parent shall transfer all Assets held with respect to such arrangements to SpinCo as soon as practicable after the date on which SpinCo becomes so liable.
Section 3.5    Chargeback of Certain Costs. Nothing contained in this Agreement shall limit the Parent’s ability to charge back any Liabilities that it incurs in respect of any Parent Benefit Arrangement to any of its operating companies in the ordinary course of business consistent with its past practices.
ARTICLE IV
EQUITY INCENTIVE AWARDS
Section 4.1    Treatment of Parent Stock Options.
(a)    For Parent Employees. Each Parent Option that is outstanding immediately prior to the Effective Time and that is held by a Parent Equity Award Holder, whether vested or unvested, shall continue to have, and be subject to, the same terms and conditions (including the term, exercisability and vesting schedule) as were applicable to the Parent Option immediately prior to the Effective Time, except that (i) the number of shares of Parent Common Stock subject to such Parent Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of Parent Common Stock subject to such Parent Option immediately prior to the Effective Time by (B) the Parent Ratio and (ii) the per share exercise price of such Parent Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per-share exercise price of such Parent Option immediately prior to the Effective Time by (B) the Parent Ratio.
(b)    For SpinCo Employees.
(1)    Parent Options. At the Effective Time, each Parent Option that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee who continues in employment with SpinCo through the Effective Time, whether vested or unvested, shall be assumed by SpinCo and converted into an option for SpinCo Common Stock (each, a “SpinCo Option”) pursuant to the SpinCo Stock Plan (as defined below) that shall continue to have, and be subject to, substantially similar terms and conditions (including the term, exercisability and vesting schedule) as were applicable to the corresponding Parent Option immediately prior to the Effective Time, except that (i) the number of shares of SpinCo Common Stock subject to such SpinCo Option, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of Parent Common Stock subject to the corresponding Parent Option immediately prior to the Effective Time by (B) the SpinCo Ratio and (ii) the per share exercise price of such SpinCo Option, rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) the per-

share exercise price of the corresponding Parent Option immediately prior to the Effective Time by (B) the SpinCo Ratio.
(2)    SpinCo Options. From time to time after the Effective Time, SpinCo Employees that hold SpinCo Options pursuant to Section 4.1(b)(1) may be granted additional options for SpinCo Common Stock pursuant to the SpinCo Stock Plan on terms and conditions determined by the Board of Directors of SpinCo.
Section 4.2    Treatment of Parent Time-Based Restricted Stock Unit Awards.
(a)    For Parent Employees. Each Parent Time-Based Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time and that is held by a Parent Equity Award Holder, whether vested or unvested, shall continue to have, and be subject to, the same terms and conditions (including the vesting schedule) as were applicable to the Parent Time-Based Restricted Stock Unit Award immediately prior to the Effective Time, except that each such Parent Time-Based Restricted Stock Unit Award shall be adjusted to cover that number of units equal to the product of (i) the number of units covered by the Parent Time-Based Restricted Stock Unit Award immediately prior to the Effective Time, multiplied by (ii) the Parent Ratio, rounded down to the nearest whole unit.
(b)    For SpinCo Employees. At the Effective Time, each Parent Time-Based Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee who continues in employment with SpinCo through the Effective Time shall be assumed by SpinCo and converted into a restricted stock unit award with respect to SpinCo Common Stock under the SpinCo Stock Plan (each, a “SpinCo Time-Based Restricted Stock Unit Award”) that shall have, and be subject to, substantially similar terms and conditions (including with respect to vesting) as were applicable to the corresponding Parent Time-Based Restricted Stock Unit Award immediately prior to the Effective Time, except that each SpinCo Time-Based Restricted Stock Unit Award shall (i) relate to that number of shares of SpinCo Common Stock equal to the product of (x) the number of units that were covered by the corresponding Parent Time-Based Restricted Stock Unit Award immediately prior to the Effective Time and (y) the SpinCo Ratio, rounded down to the nearest whole share and (ii) be subject to vesting based upon the satisfaction of any applicable continued service requirements to SpinCo rather than Parent.
Section 4.3    Treatment of Parent Time-Based Restricted Stock Awards.
(a)    For Parent Employees. Each Parent Time-Based Restricted Stock Award that is outstanding immediately prior to the Effective Time and that is held by a Parent Equity Award Holder, whether vested or unvested, shall continue to have, and be subject to, the same terms and conditions (including the vesting schedule) as were applicable to the Parent Time-Based Restricted Stock Award immediately prior to the Effective Time. Each holder of a Parent Time-Based Restricted Stock Award as of the Record Date shall be eligible to participate in the Distribution; provided, however, that the SpinCo Common Stock received by such holder in the Distribution (“SpinCo Restricted Stock”) shall continue to have, and be subject to, the same terms and conditions (including the time-

based vesting schedule) as were applicable to the Parent Time-Based Restricted Stock Award immediately prior to the Effective Time, except that such SpinCo Restricted Stock shall be subject to vesting based solely upon the satisfaction of any applicable continued service requirements to Parent.
(b)    For SpinCo Employees. Each holder of a Parent Time-Based Restricted Stock Award that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee who continues in employment with SpinCo through the Effective Time shall continue to hold such Parent Time-Based Restricted Stock Award immediately following the Effective Time and such Parent Time-Based Restricted Stock Award shall continue to have, and be subject to, the same terms and conditions (including the time-based vesting schedule) as were applicable to the Parent Time-Based Restricted Stock Award immediately prior to the Effective Time; provided, however, that such Parent Time-Based Restricted Stock Award shall be subject to vesting based upon the satisfaction of any applicable continued service requirements to SpinCo. Each such holder of Parent Time-Based Restricted Stock as of the Record Date shall be eligible to participate in the Distribution; provided that the SpinCo Restricted Stock received by such holder in the Distribution on account of such Parent Time-Based Restricted Stock Award shall have, and be subject to, substantially similar terms and conditions as were applicable to the corresponding Parent Time-Based Restricted Stock Award immediately prior to the Effective Time, except that SpinCo Restricted Stock shall be subject to vesting based solely upon the satisfaction of any applicable continued service requirements to SpinCo rather than Parent.
Section 4.4    Treatment of Parent Performance-Based Restricted Stock Awards.
(a)    For Parent Employees. Each Parent Performance-Based Restricted Stock Award that is outstanding immediately prior to the Effective Time and that is held by a Parent Equity Award Holder, whether vested or unvested, shall continue to have, and be subject to, the same terms and conditions (including the time-based vesting schedule, if any) as were applicable to the Parent Performance-Based Restricted Stock Award immediately prior to the Effective Time, except that each such Parent Performance-Based Restricted Stock Award shall be adjusted to vest based solely upon continued service with Parent. Each holder of a Parent Performance-Based Restricted Stock Award as of the Record Date shall be eligible to participate in the Distribution; provided, that, the SpinCo Restricted Stock received by such holder in the Distribution shall have, and be subject to, the same terms and conditions (including the time-based vesting schedule) as were applicable to the Parent Performance-Based Restricted Stock Award immediately prior to the Effective Time, except that such SpinCo Restricted Stock shall be subject to vesting based solely upon the satisfaction of any applicable continued service requirements to Parent.
(b)    For SpinCo Employees. Each holder of a Parent Performance-Based Restricted Stock Award that is outstanding immediately prior to the Effective Time and that is held by a SpinCo Employee who continues in employment with SpinCo through the Effective Time shall continue to hold such Parent Performance-Based Restricted Stock Award following the Effective Time and such Parent Performance-Based Restricted Stock

Award shall continue to have, and be subject to, the same terms and conditions as were applicable to the Parent Performance-Based Restricted Stock Award immediately prior to the Effective Time, except that such Parent Performance-Based Restricted Stock Award shall be adjusted to vest based solely upon continued service with SpinCo rather than with Parent. Each such holder of Parent Performance-Based Restricted Stock Award as of the Record Date shall be eligible to participate in the Distribution; provided, that, the SpinCo Restricted Stock received by such holder in the Distribution shall have, and be subject to, the same terms and conditions (including the time-based vesting schedule) as were applicable to the Parent Performance-Based Restricted Stock Award immediately prior to the Effective Time, except that such SpinCo Restricted Stock shall be subject to vesting based solely upon the satisfaction of any applicable continued service requirements to SpinCo rather than Parent.
Section 4.5    SpinCo Stock Plan. Prior to the Effective Time, SpinCo shall have taken all corporate actions necessary to adopt the SpinCo 2021 Equity Incentive Plan (the “SpinCo Stock Plan”), under which SpinCo Equity Awards may be assumed or substituted in conversion of corresponding Parent Equity Awards held by SpinCo Employees and which shall permit the grant and issuance of equity incentive awards denominated in SpinCo Common Stock as described in this Article IV.
Section 4.6    Employee Stock Purchase Plans.
(a)    Parent Employee Stock Purchase Plan. Parent shall take all corporate actions necessary to provide that:
(1)    at the Effective Time, each “Purchase Right” (as defined by the Parent Employee Stock Purchase Plan) that is outstanding immediately prior to the Effective Time and that is held by a Parent Employee under the Parent Employee Stock Purchase Plan, shall remain outstanding under the Parent Employee Stock Purchase Plan subject to its terms and conditions, except that (i) the number of shares of Parent Common Stock subject to such Purchase Right, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of Parent Common Stock subject to such Purchase Right immediately prior to the Effective Time by (B) the Parent Ratio and (ii) the per share Purchase Price determined as of the commencement of the applicable “Offering Period” (as defined by the Parent Employee Stock Purchase Plan), rounded up to the nearest whole cent, shall be equal to the quotient obtained by dividing (A) such per share Purchase Price by (B) the Parent Ratio;
(2)    the number of shares of Parent Common Stock authorized for issuance and any limit on the number of shares of Parent Common Stock that may be purchased by any participant under the Parent Employee Stock Purchase Plan during any Offering Period shall be proportionately adjusted as provided by the Parent Employee Stock Purchase Plan; and
(3)    at the Effective Time, each SpinCo Employee participating in the Parent Employee Stock Purchase Plan immediately prior to the Effective Time, by virtue of termination of employment with Parent, shall immediately cease to be a participant in, and to hold any Purchase Right under, the Parent Employee Stock Purchase Plan and in each uncompleted Offering Period thereunder and shall be entitled to a refund, without interest, of the balance of such SpinCo Employee’s account under the Parent Employee Stock Purchase Plan in accordance with its terms.
(b)    SpinCo Employee Stock Purchase Plan. Prior to the Effective Time, SpinCo shall have taken all corporate actions necessary to adopt the SpinCo 2021 Employee Stock Purchase Plan (the “SpinCo ESPP”). The administrator of the SpinCo ESPP, in its sole discretion, shall determine the jurisdictions in which participation in the SpinCo ESPP will be offered and the timing of the offering periods under the SpinCo ESPP. The SpinCo ESPP will include authority to grant options which do not meet the requirements of Section 423(b) of the Code (as well as options which meet such requirements).
Section 4.7    General Terms.
(a)    Tax Deduction Allocation. The Parties hereby acknowledge and agree that Parent is solely entitled to the tax deduction(s) arising from a SpinCo Employee recognizing compensation income in connection with any Parent Time-Based Restricted Stock Awards and Parent Performance-Based Restricted Stock Awards.
(b)    Authority of Parent Board of Directors. Each Parent Equity Award that is outstanding as of immediately prior to the Effective Time shall be adjusted as described in this Article IV; provided, however, that the Parent Board of Directors may provide for different adjustments with respect to some or all Parent Equity Awards to the extent that the Parent Board of Directors deems such adjustments to be necessary and appropriate. Any adjustments made by the Parent Board of Directors pursuant to the foregoing sentence shall be deemed to have been incorporated by reference herein as if fully set forth in this Article IV and shall be binding on the Parties.
(c)    Delayed Transfer SpinCo Employees. The treatment of Parent Equity Awards held by Delayed Transfer SpinCo Employees shall be adjusted or otherwise treated as provided in this Article IV to the extent practicable, as determined by the Parent Board of Directors or the SpinCo Board of Directors, as applicable, but treating the Delayed Transfer Date as the Effective Date.
(d)    Application to Members of the Parent Board of Directors. Each Parent Equity Award held immediately prior to the Effective Time by a member of the Parent Board of Directors who will continue as a member of the Parent Board of Directors or who will continue as a member of the SpinCo Board of Directors at the Effective Time shall be adjusted or assumed and converted pursuant to this Article IV in the same manner as a similar award held by a Parent Employee or a SpinCo Employee, as applicable.
(e)    Equity Awards Subject to Applicable Stock Plan and Award Agreement. From and after the Effective Time, all references to the applicable company in award agreements subject to a Parent Stock Plan or to the SpinCo Stock Plan, as applicable, including but not limited to, “Covered Transaction,” “Change in Control,” “Ownership Change Event” or similar terms and other administrative provisions requiring interpretation shall refer to the appropriate company to reflect the Distribution (e.g., the definition of “Change in Control” under an award agreement subject to the SpinCo Stock Plan shall mean a Change in Control with respect to SpinCo rather than Parent). Except as otherwise provided by this Article IV, each adjusted Parent Equity Award or assumed and converted SpinCo Equity Award shall be subject to the same or substantially similar terms after the Effective Time as were applicable to the corresponding Parent Equity Award immediately prior to the Effective Time.
(f)    Cooperation of the Parties. Parent and SpinCo shall take any and all reasonable actions as shall be necessary and appropriate to further the provisions of this Article IV, including, without limitation, assisting one another following the Distribution with administrative or other support necessary to comply with applicable laws in applicable non-U.S. jurisdictions and to the extent practicable, providing written notice or similar communication to each Parent Employee and SpinCo Employee who holds one (1) or more Parent Equity Awards informing such Parent Employee or SpinCo Employee of (i) the actions contemplated by this Article IV with respect to such awards and (ii) whether (and during what time period) any “blackout” period shall be imposed upon holders of such awards during which time awards may not be exercised or settled, as the case may be.
(g)    Section 16(b) of the Exchange Act. By approving the adoption of this Agreement, the respective Board of Directors of each of Parent and SpinCo intend to exempt from the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, by reason of the application of Rule 16b-3 thereunder, all acquisitions and dispositions of equity securities by directors and officers of each of Parent and SpinCo contemplated by this Agreement, and the respective Boards of Directors of Parent and SpinCo also intend expressly to approve, in respect of any equity-based award, the use of any method for the payment of an exercise price and the satisfaction of any applicable tax withholding (specifically including the actual or constructive tendering of shares in payment of an exercise price and the withholding of shares from delivery pursuant to any equity-based award in satisfaction of applicable tax withholding requirements) to the extent such method is permitted under the applicable Parent Stock Plan or SpinCo Stock Plan and any award agreement.
(h)    Liability for Grant, Modification, Exercise or Settlement of Equity Awards. Parent shall be responsible for all liabilities associated with Parent Equity Awards, including all obligations related to the grant, modification, exercise or settlement of such Parent Equity Awards. SpinCo shall be responsible for all liabilities associated with Parent Equity Awards converted into SpinCo Equity Awards, including all obligations related to the grant, modification, exercise or settlement of such SpinCo Equity Awards.
(i)    Tax Reporting and Withholding. Unless prohibited by applicable law, following the Effective Time (i) SpinCo shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of SpinCo Equity

Awards in respect of their SpinCo Equity Awards; and (ii) Parent shall be solely responsible for all income, payroll and other tax remittance and reporting related to income recognized by holders of Parent Equity Awards in respect of their Parent Equity Awards. Parent and SpinCo agree to enter into any necessary agreements regarding the subject matter of this section to enable Parent and SpinCo to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable laws regarding the reporting, withholding or remitting of income and/or other taxes.
(j)    Section 424 and Section 409A. All of the adjustments described in this Article IV shall be effected in accordance with Sections  424 and 409A of the Code, in each case to the extent applicable. Notwithstanding the foregoing, if the treatment set forth in this Article IV would cause adverse Tax consequences to any SpinCo Employee located outside of the United States, the Parties shall use their reasonable best efforts to cause the treatment to be conformed in a manner that does not give rise to such adverse Tax consequences, to the extent practicable.
(k)    Best Efforts. The Parties shall use their reasonable best efforts to maintain effective registration statements with the Securities Exchange Commission with respect to the awards described in this Article IV, to the extent any such registration statement is required by applicable Law.
(l)    Good Faith. The Parties hereby acknowledge that the provisions of this Article IV are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.
ARTICLE V
ADDITIONAL MATTERS
Section 5.1    Cash Incentive Programs. As soon as practicable following the date on which the employment of the SpinCo Employees is transferred to SpinCo, Parent shall transfer to SpinCo an amount in cash equal to the Accrued Incentive Amount. For the remainder of the applicable cash incentive or sales commission period in effect as of the date on which the transfer of such employment occurs, SpinCo shall provide that each SpinCo Employee shall continue to be eligible to receive a cash incentive bonus or sales commission payment in accordance with the same terms and conditions as applied to such SpinCo Employee under the corresponding Parent incentive or sales commission program as in effect immediately prior to the date of such transfer, as equitably adjusted by SpinCo to the extent necessary to reflect the transactions contemplated by the Separation Agreement; provided that in no event shall the aggregate incentive amounts paid to the SpinCo Employees in respect of such applicable period be less than the Accrued Incentive Amount.
Section 5.2    Time-Off Benefits. Unless otherwise required in a Collective Bargaining Agreement, the Transfer Regulations or applicable Law, SpinCo shall (i) credit each SpinCo Employee with the amount of accrued but unused vacation time, paid time-off and other time-off benefits as such SpinCo Employee had with the Parent Group as of immediately before the date on which the employment of the SpinCo Employee transfers to SpinCo, except to the extent that such credit would result in the duplication of benefits, and (ii) permit each such SpinCo Employee to use such accrued but unused vacation time, paid time off and other time-off benefits in the same manner and upon the same terms and conditions as the SpinCo Employee would have been so permitted under the terms and conditions of the applicable Parent policies in effect for the year in which such transfer of employment occurs.
Section 5.3    Workers’ Compensation Liabilities. Effective no later than the Effective Time, SpinCo shall assume all Liabilities for SpinCo Employees, SpinCo Independent Contractors and Former SpinCo Service Providers related to any and all workers’ compensation injuries, incidents, conditions, claims or coverage, whenever incurred, and SpinCo shall be fully responsible for the administration, management and payment of all such claims and satisfaction of all such Liabilities. Notwithstanding the foregoing, if SpinCo is unable to assume any such Liability or the administration, management or payment of any such claim solely because of the operation of applicable Law, Parent shall retain such Liabilities and SpinCo shall reimburse and otherwise fully indemnify Parent for all such Liabilities, including the costs of administering the plans, programs or arrangements under which any such Liabilities have accrued or otherwise arisen.
Section 5.4    COBRA and HIPAA Compliance in the United States. Effective no later than the Effective Time, SpinCo shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA and the certificate of creditable coverage requirements of HIPAA, in accordance with the provisions of the SpinCo Welfare Plans, with respect to SpinCo Employees or SpinCo Former Service Providers who incurred a COBRA qualifying event or loss of coverage under a Parent Welfare Plan at any time on or before the Effective Time. SpinCo shall also be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the SpinCo Welfare Plans with respect to SpinCo Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the SpinCo Welfare Plans at any time on and after the Effective Time.
Section 5.5    Retention Bonuses. Any retention bonuses payable to any SpinCo Employees that relate to the transactions contemplated by the Separation Agreement and become payable after the date on which the employment of the SpinCo Employee transfers to SpinCo shall be assumed by SpinCo as of the date of such transfer and SpinCo shall pay all amounts payable thereunder to the applicable SpinCo Employees as determined by the Board of Directors of SpinCo.
Section 5.6    Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the Parties shall negotiate in good faith regarding the need for any treatment different from that otherwise provided herein with respect to the payment of compensation to ensure that the treatment of such compensation does not cause the imposition of a Tax under Section 409A of the Code. In no event, however, shall any Party be liable to another in respect of any Taxes imposed under, or any other costs or Liabilities relating to, Section 409A of the Code.
Section 5.7    Payroll Taxes and Reporting. The Parties shall, to the extent practicable, (i) treat SpinCo or a member of the SpinCo Group as a “successor employer” and Parent (or the appropriate member of the Parent Group) as a “predecessor,” within the meaning of Sections 3121(a) (1) and 3306(b)(1) of the Code, with respect to SpinCo Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each SpinCo Employee for the calendar year in which the Effective Time occurs.
Section 5.8    Regulatory Filings. Subject to applicable Law and the Tax Matters Agreement, Parent shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Effective Time, except for Equal Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions, for which Parent shall provide data and information (to the extent permitted by applicable Laws) to SpinCo, which shall be responsible for making such filings in respect of SpinCo Employees.
Section 5.9    Disability.
(a)    To the extent any SpinCo Employee is, as of the Effective Time, receiving payments as part of any short-term disability insurance program that is part of a Parent Welfare Plan, such SpinCo Employee’s rights to continued short-term disability benefits will transfer to a SpinCo Welfare Plan as of the Effective Time, and the remainder (if any) of such SpinCo Employee’s short-term disability benefits will be paid by a SpinCo Welfare Plan.
(b)    To the extent any SpinCo Employee is, as of the Effective Time, receiving payments as part of any long-term disability insurance program that is part of a Parent Welfare Plan, such SpinCo Employee’s rights to continued long-term disability benefits will transfer to a SpinCo Welfare Plan as of the Effective Time, and the remainder (if any) of such SpinCo Employee’s long-term disability benefits will be paid by a SpinCo Welfare Plan.
(c)    For any Former SpinCo Service Provider who is, as of the Effective Time, receiving payments as part of any long-term disability insurance program that is part of a Parent Welfare Plan, and has been receiving payments from such plan for twelve (12) months or fewer before the Effective Time, and to the extent such Former SpinCo Service may have any “return to work” rights under the terms of such Parent Welfare Plan or applicable Law, SpinCo or a member of the SpinCo Group shall provide a qualifying offer of employment to such Former SpinCo Service Provider in accordance with Section 2.2, subject to availability of a suitable position (with such availability to be determined in the sole discretion by SpinCo or the applicable member of the SpinCo Group), provided however that, notwithstanding the foregoing, no Former SpinCo Service Provider described in this subsection will be eligible for re-employment as described in this subsection after the first anniversary of the Effective Time.
Section 5.10    Certain Requirements. Notwithstanding anything in this Agreement to the contrary, if the Transfer Regulations, the terms of a Collective Bargaining Agreement or applicable Law require that any assets or Liabilities be retained by the Parent Group or transferred to or assumed by the SpinCo Group in a manner that is different from that set forth in this Agreement, such retention, transfer or assumption shall be made in accordance with the terms of such Collective Bargaining Agreement or applicable Law and shall not be made as otherwise set forth in this Agreement.
ARTICLE VI
GENERAL AND ADMINISTRATIVE
Section 6.1    Employer Rights. Nothing in this Agreement shall be deemed to be an amendment to any Parent Benefit Arrangement or SpinCo Benefit Arrangement or to prohibit any member of the Parent Group or SpinCo Group, as the case may be, from amending, modifying or terminating any Parent Benefit Arrangement or SpinCo Benefit Arrangement at any time within its sole discretion, in compliance with applicable Law.
Section 6.2    Effect on Employment. Nothing in this Agreement is intended to or shall confer upon any employee or former employee of Parent, SpinCo or any of their respective Affiliates any right to continued employment, or any recall or similar rights to any such individual on layoff or any type of approved leave.
Section 6.3    Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such Consent is withheld, the Parties shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.
Section 6.4    Access to Employees. On and after the Effective Time, Parent and SpinCo shall, or shall cause each of their respective Groups to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between Parent and SpinCo) to which any employee or director of the Parent Group or the SpinCo Group or any Parent Benefit Arrangement or SpinCo Benefit Arrangement is a party and which relates to a Parent Benefit Arrangement or SpinCo Benefit Arrangement. The Party to whom an employee is made available in accordance with this Section 6.4 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable and documented travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.
Section 6.5    Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to SpinCo Employees under Parent Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding SpinCo Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant SpinCo Employee.
Section 6.6    No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and, except to the extent otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or Liabilities under this Agreement upon any Person, including any SpinCo Employee or other current or former employee, officer, director or contractor of the Parent Group or SpinCo Group, other than the Parties and their respective successors and assigns.
Section 6.7    No Acceleration of Benefits. Except as otherwise provided by applicable Law, no provision of this Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any SpinCo Employee or other former, current or future employee of the Parent Group or SpinCo Group under any Benefit Arrangement of the Parent Group or SpinCo Group.
Section 6.8    Employee Benefits Administration. At all times following the date hereof, the Parties will cooperate in good faith as necessary to facilitate the administration of employee benefits and the resolution of related employee benefit claims with respect to SpinCo Employees, Former SpinCo Service Providers and employees and other service providers of Parent, as applicable, including with respect to the provision of employee level information necessary for the other Party to manage, administer, finance and file required reports with respect to such administration.
ARTICLE VII
MISCELLANEOUS
Section 7.1    Entire Agreement. This Agreement and the Separation Agreement, including the Exhibits and Schedules thereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter.
Section 7.2    Counterparts. This Agreement may be executed in more than one counterpart, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
Section 7.3    Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.
Section 7.4    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in English, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.4):
To Parent:
SolarWinds Corporation
7171 Southwest Parkway
Building 400

Austin, Texas
Attn: General Counsel
Email:
To SpinCo:
N-able, Inc.
301 Edgewater Dr., Suite 306
Wakefield, Massachusetts 01880
Attn: General Counsel
Email:
Section 7.5    Waivers. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and its Group).
Section 7.6    Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other Party (not to be unreasonably withheld or delayed), and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, this Agreement shall be assignable to (i) a Subsidiary of a Party upon prior written notice to the other Party, or (ii) a bona fide unaffiliated third party in connection with a Change of Control of a Party so long as the resulting, surviving or transferee entity assumes all the obligations of the relevant party hereto by operation of law or otherwise; provided however that, unless otherwise agreed by the non-assigning Party or in connection with a Change of Control of a Party as described above, no assignment permitted by this Section 7.6 shall release the assigning Party from Liability for the full performance of its obligations under this Agreement.
Section 7.7    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns.
Section 7.8    Termination and Amendment. This Agreement may be terminated, modified or amended and the Distribution may be amended, modified or abandoned at any time prior to the Effective Time by and in the sole discretion of Parent without the approval of SpinCo or the stockholders of Parent. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person. After the Effective Time, this Agreement may not be terminated, modified or amended except by an agreement in writing signed by Parent and SpinCo.
Section 7.9    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party at and after the Effective Time, to the extent such Subsidiary remains a Subsidiary of the applicable Party.

Section 7.10    Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 7.11    Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 7.12    Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.13    Interpretation. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
Section 7.14    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 7.15    No Waiver. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
Section 7.16    No Admission of Liability. The allocation of Assets and Liabilities herein is solely for the purpose of allocating such Assets and Liabilities between Parent and SpinCo and is not intended as an admission of liability or responsibility for any alleged Liabilities vis-à-vis any third party, including with respect to the Liabilities of any non-wholly owned subsidiary of Parent or SpinCo.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

SOLARWINDS CORPORATION

By:
Name:
Title:

N-ABLE, INC.

By:
Name:
Title: